ARTICLES OF ASSOCIATION

OF

GUOGANGTONG TRADE (SHENZHEN) CO., LTD.

CHAPTER 1 GENERAL PRINCIPLES

Article 1 In accordance with the Company Law of the People’s Republic of China, the Law of the People’s Republic of China on Foreign-funded Enterprises and other relevant laws and regulations of China, these articles of association are hereby formulated.

Article 2 Name of Shareholder: Shenzhen Wande Technology Co., Ltd.

Code of the company: 2522468

Register in Hong Kong, China. Legal Address: Room 1901, Kairu Commercial Building, 2C Argyle Street, Mongkok, Kowloon, Hong Kong

Name of Current Chairman: Guo Yanping Nationality:China

Citizen ID Card No.:362122197904272711

Article 3 Name of Wholly Foreign-Owned Enterprise:

Guogangtong Trade (Shenzhen) Co., Ltd.

(Hereinafter referred to as the company)

Legal Address: Room 201, Building A, No. 1 Qianwan Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (entering Shenzhen Qianhai Business Secretary Co., Ltd.)

Article 4 The company is a limited liability company, which is invested and operated by Shenzhen Wande Science and Technology Co., Ltd. and assumes corporate responsibility with its subscribed capital.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 5 The company shall be established with the approval of the examining and approving organ and registered in Shenzhen as an enterprise legal person. It shall abide by the laws and regulations of the People’s Republic of China and shall be subject to the jurisdiction and protection of Chinese laws.

CHAPTER 2 PURPOSE AND BUSINESS SCOPE

Article 6 Purpose of company: In line with the desire to strengthen economic cooperation and technological exchanges, we will promote the development of China’s national economy and obtain satisfactory returns.

Article 7 Business scope of the company is enterprise management consulting, food safety solutions, food packaging marketing planning, food technology, development, food agricultural products traceability and cultivation technical consulting (commodities involved in state-owned trade, quotas, licenses and special management provisions shall be applied for in accordance with the relevant provisions of the country).

CHAPTER 3 TOTAL INVESTMENT AND REGISTERED CAPITAL

Article 8 The total investment of the company is RMB five million .

Article 9 The mode and duration of investment of registered capital of a company shall be governed by the Company Law of the People’s Republic of China and other relevant laws and regulations of China.

Article 10 Registration capital of the company: RMB 5 million

Proportion of Contribution:100%

Contribution Method: Investors use foreign equivalent US dollars for spot exchange

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 11 The registered capital of the company shall be subscribed within 30 years of its establishment.

Article 12 Within 30 days after the shareholders pay their capital, they shall entrust the CPA firms of China to verify the capital and issue capital verification reports, which shall be submitted to the examination and approval organs and the administrative departments for Industry and Commerce for the record.

Article 13 During the period of operation, the company shall not reduce its registered capital. However, if there is any change in the scale of registered capital operation, the reduction is really necessary, it must be approved by the examination and approval organ.

Article 14 Any change in the scope of business, division, merger, increase of registered capital, transfer or other important matters of a company shall be submitted to the original examining and approving organ for approval after the adoption of a resolution by the shareholders of the company, and the relevant departments such as the administration of industry and commerce, taxation, foreign exchange and customs shall go through the corresponding registration procedures for the change within the prescribed time limit.

CHAPTER 4 RIGHTS OF SHAREHOLDERS

Article 15 In deciding major matters of a company, the shareholders shall exercise the following functions and powers through the responsibilities of shareholders in accordance with the provisions of the Company Law and these Articles of Association:

(1) Decide the company’s operating policy and investment plan;

(2) Appointment and replacement of executive directors and supervisors who are not represented by staff and workers, and determination of matters relating to remuneration of executive directors and supervisors;

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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(3) Consideration and approval of the report of the executive director;

(4) Consideration and approval of supervisor’s report;

(5) Consideration and approval of the company’s annual financial budget and final accounts;

(6) Consider and approve the company’s profit distribution plan and loss compensation plan;

(7) Resolve on the increase, decrease or transfer of registered capital by the company;

(8) Resolution on the issuance of corporate bonds;

(9) Resolution on merger, division, extension, dissolution, liquidation or change of company form;

(10) Amendment of the articles of association of the company;

(11) Other major events that should be the responsibility of shareholders.

CHAPTER 5 EXECUTIVE DIRECTOR

Article 16 The company has no board of directors and one executive director. The executive director shall be appointed and replaced by the shareholders. The Executive Director is responsible for the execution of all major matters of the company and for the shareholders.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 17 The executive director shall be appointed and replaced by the shareholders. Each term of office is three years. It may be reappointed after further appointment. The replacement of the executive director shall be notified to the shareholders in writing and filed with the company registration authority.

Article 18 The executive director is the corporate representative of the company and the signatory who executes the functions and powers on behalf of the company. In accordance with the articles of association and shareholders ‘resolutions, the executive director deals with major issues of the company and is responsible for inspecting and supervising the implementation of shareholders’ decisions. If the executive director is temporarily unable to perform his duties, he shall entrust other senior managers to perform them on his behalf, but he shall entrust them in writing. Laws and regulations stipulate that the duties that must be performed by the executive directors shall not be entrusted to others.

Article 19 The executive director is responsible to the shareholders of the company and exercises the following functions and powers:

(1) Execute shareholder decisions;

(2) Decide the company’s business policy, development plan and investment plan, and examine and approve important reports submitted by managers or management departments;

(3) Formulate the company’s annual financial budget and final accounts;

(4) Formulate the company’s annual profit distribution plan and the plan to make up for the loss;

(5) Formulate plans for companies to increase or decrease registered capital and issue corporate bonds;

(6) Formulate plans for merger, division, dissolution, transfer of equity, deferral, suspension or change of company form;

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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(7) Decide the establishment of the company’s internal management organization;

(8) Decide to appoint or dismiss the company’s manager and his remuneration, and decide to appoint or dismiss the company’s financial director and his remuneration according to the nomination of the manager;

(9) Formulate the basic management system of the company;

(10) Other major events to be decided by the executive director.

CHAPTER 6 OPERATING AND MANAGEMENT INSTITUTIONS

Article 20 The company establishes a temporary management organization in its domicile, which is responsible for the daily operation and management of the company and implements the managerial responsibility system under the leadership of the executive director. The company has technology, sales finance, administration and other departments.

Article 21 The is a general manager in the company, who is appointed or dismissed by the executive director for a three-year term and may be reappointed upon appointment.

Article 22 The general manager is responsible to the executive director and exercises the following functions and powers:

(1) Preside over the management of the company and organize the implementation of the resolutions of the executive directors;

(2) Organize and implement the company’s annual business plan and investment plan;

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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(3) Draft the plan for the establishment of the company’s internal management organization, the company’s basic system and specific rules and regulations;

(4) Apply for appointment or dismissal of the financial officer of the company within the scope authorized by the executive director;

(5) Decide the appointment or dismissal of responsible managers other than those to be appointed or dismissed by the executive director;

(6) Exercise other functions and powers conferred by the executive director.

Article 23 The general manager must be a full-time resident of the company, not concurrently a manager of other economic organizations, and not participate in the commercial competition of other economic organizations against the company.

Article 24 If the managers of a company commit fraud or serious dereliction of duty, they shall be dismissed by the resolution of the executive director or according to the management regulations of the company. If they cause economic losses of the company or violate the criminal law, they shall be investigated for corresponding economic or legal liabilities.

Article 25 If the general manager and other senior staff request resignation, they shall submit a written report to the executive director 30 days in advance and may not resign until the decision of the executive director has been approved.

CHAPTER 7 SUPERVISORS

Article 26 There is no board of supervisors in the company but there is one supervisor who is appointed by shareholders. The term of office of the supervisor is three years. Upon the expiration of the term of office of the supervisor, he may be re-elected.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 27 The supervisor shall exercise the following functions and powers in the supervision and management of the company:

(1) Inspect company finance;

(2) Supervise the actions of executive directors and senior managers in performing their duties in the company, and make suggestions for the removal of senior managers in violation of laws, administrative regulations, articles of association or resolutions of executive directors;

(3) When the actions of the executive directors and senior managers harm the interests of the company, the executive directors and senior managers are required to correct them;

(4) Make proposals, inquiries and suggestions to the executive directors;

(5) Prosecute executive directors and senior managers who violate the provisions of the Company Law;

(6) Investigate the company’s operation;

(7) Supervisor shall hold at least one meeting per year, and they may propose to hold an interim meeting;

(8) Executive directors and senior managers may not concurrently serve as supervisors;

CHAPTER 8 FINANCIAL ACCOUNTING, TAXATION, FOREIGN

EXCHANGE MANAGEMENT AND INSURANCE

Article 28 In accordance with the relevant provisions of Chinese laws, regulations and financial organs, and in light of the specific conditions of the company, the company formulates its financial and accounting system and reports it to the financial and taxation departments of Shenzhen for the record.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 29 The company’s fiscal year is based on the Gregorian calendar year, which lasts from January 1 to December 31 every other year. If it is necessary to change the starting and ending date of an accounting year due to special circumstances, it must be approved by the tax authorities.

Article 30 The financial department of the company shall, within the first three months of each fiscal year prepare the balance sheet and the statement of profit and loss for the previous fiscal year.

After auditing by auditors, the company shall approve the statement and submit it it to the original examination and approval organ and the administrative department for Industry and Commerce for the record.

Article 31 The company adopts Renminbi as its accounting base currency. Cash, bank deposits, other funds, creditor’s rights, debts, income and expenses shall be registered in the currency actually paid. When converting other currencies into Renminbi, they shall be converted according to the benchmark exchange rate on the actual date of occurrence announced by the People’s Bank of China.

Article 32 The profits of a company after paying income tax in accordance with the provisions of the Tax Law shall be included in the statutory provident fund of the company with 10% of the profits drawn. If the cumulative amount of the company’s statutory provident fund is more than 50% of the company’s registered capital, it may no longer be withdrawn.

Article 33 The company shall not distribute profits until its losses in the previous year have been made up; the undistributed profits in the previous fiscal year may be distributed together with the profits available for distribution in the current fiscal year.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 34 The company shall pay various taxes in accordance with the relevant laws and regulations of China and may apply for preferential treatment of tax reduction and exemption in accordance with the relevant provisions.

Article 35 The employees of the company shall pay the individual income tax in accordance with the Personal Income Tax Law of the People’s Republic of China.

Article 36 All foreign exchange matters of the company shall be handled in accordance with the Regulations of the People’s Republic of China on Foreign Exchange Control and the relevant provisions.

Article 37 The company’s insurance should be covered by insurance companies in China.

CHAPTER 9 WORKERS AND TRADE UNION

Article 38 According to the needs of operation, the company decides on its own organization and staffing. Within the recruitment plan approved by the labor department, the company openly recruits its own employees and, after examination, chooses the employees needed.

Article 39 When employing employees, both enterprises and employees shall abide by the Labor Law of the People’s Republic of China, other relevant laws and regulations of China and relevant provisions of Shenzhen and conclude labor contracts according to law. The contract should specify the tasks of labor (work), the duration of labor contract, working conditions and labor protection, labor discipline, reward, social insurance, welfare treatment, as well as the conditions for dismissal, resignation, contract modification, termination and termination of the contract, the liability for breach of the labor contract, and other agreed matters between the two parties. After the conclusion of the labor contract, it shall be reported to the Shenzhen Labor Bureau for the record, and the employment formalities shall be handled in accordance with the relevant provisions.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 40 The employees of the company have the right to establish grass-roots trade union organizations and carry out trade union activities in accordance with the provisions of the Trade Union Law of the People’s Republic of China.

Article 41 Trade union is representatives of workers ‘interests. Their basic tasks are: to safeguard the legitimate rights and interests of workers and workers in accordance with the provisions of Chinese laws and regulations, to assist companies in arranging and rationally using welfare and reward funds, to organize staff and workers’ learning, to carry out cultural and sports activities, and to educate staff and workers to abide by labor discipline and to strive to accomplish various economic tasks of the company.

When the company studies and decides on such issues as rewards and punishments, wage system, living welfare, labor protection and insurance for employees, trade union representatives shall have the right to attend meetings to reflect the opinions and requirements of employees.

Article 42 The trade union of the enterprise may guide and assist the employees to sign individual labor contracts with their public brothers, or to sign collective labor contracts with the company on behalf of the employees, and carry out the labor contracts in accordance with the implementation of the labor contracts.

Article 43 The company shall provide the necessary conditions for its trade unions to operate. The company shall allocate trade union funds monthly according to 2% of the total paid wages of its employees, which shall be used by the trade union of the enterprise in accordance with the provisions on the management of trade union funds formulated by the All-China Federation of Trade Unions.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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CHAPTER 10 TERM, TERMINATION AND LIQUIDATION

Article 44 The operating period of the company is 30 years, calculated from the date of issuance of the business license.

Article 45 If a company needs to extend its business period, it shall submit a written application to the original examination and approval authority 180 days before the expiration of the business period. After approval, the company shall go through the formalities of change registration with the relevant departments of industry and commerce, taxation and customs.

Article 46 If a company has one of the following circumstances, it shall be terminated:

(1) Term of operation expires;

(2) The shareholders decided to dissolve because of poor management and serious losses;

(3) Heavy losses caused by force majeure such as natural disasters and wars prevented the continued operation of the business.

(4)Bankruptcy;

(5) Violating Chinese laws and regulations and endangering the public interests of the society have been abolished according to law

(6) Other reasons for dissolution stipulated in the articles of association of the company have emerged.

Article 47 If the company terminates its business in advance, it must report to the original examination and approval authority for approval.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 48 When a company terminates its business, it shall make a timely announcement, organize a liquidation committee in accordance with the relevant laws and regulations of China, and carry out impregnated liquidation in accordance with legal procedures. Before the liquidation is completed, shareholders shall not carry the company’s funds out of China. The property of the company shall not be disposed of by itself.

Article 49 After the completion of the liquidation, the liquidation report of the liquidation committee shall be submitted to the executive director and shareholders for confirmation and submitted to the original examining and approving organ for the record. It shall also cancel the registration formalities with the relevant departments of industry and Commerce administration, taxation and customs, pay off the business license and announce to the public at the same time.

CHAPTER 11 SUPPLEMENTARY ARTICLES

Article 50 The company accepts the inspection and supervision according to law by the competent government departments, customs, industrial and commercial administration, labor management, environmental protection, finance, taxation, auditing and other departments.

Article 51 The amendment of this Articles of Association must be adopted by the shareholders of the company and submitted to the original examination and approval authority for approval.

Article 52 The articles of association are written in Chinese.

Article 53 If there is any conflict between these articles of association and the laws and regulations of the People’s Republic of China, the state laws and regulations shall prevail.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 54 These Articles of Association shall come into force after being approved by the examining and approving organ of the Shenzhen Municipal People’s Government.

Article 55 These Articles of Association were signed by shareholders in Shenzhen, Guangdong Province, China on Year Month Day.

Shareholder :

Date: Year Month Day

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin           Tel: 15665773635            Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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